Power of Attorney
Know all by these presents, that the undersigned hereby constitutes andappoints each of Lewis Belote, Michael
Douglas and James Caulfield,signing singly, the undersigned's true and lawful attorney-in-fact to:
1. execute for and on behalf of the undersigned, in the undersigned'scapacity as an officer and/or director of Homestore, Inc., Forms 3, 4,and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;
2. do and perform any and all acts for and on behalf of the undersigned,which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, complete and execute any amendment or amendmentsthereto, and timely file such form with the United State Securities andExchange Commission and any stock exchange or similar authority; and
3. take any other action of any type whatsoever in connection with theforegoing which, in the opinion of such attorney-in-fact, may be benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as suchattorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full powerof substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force until the undersigned is no longer required to file
Form 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writingdelivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of November 22, 2005.

/S/ KENNETH K KLEIN
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Kenneth K Klein